Intellicheck Mobilisa Enters into Agreement to Repurchase 979,114 Shares from Former President and CEO Nelson Ludlow

Agreement Underscores Confidence in Company Growth

JERICHO, NY – March 2, 2016 – Intellicheck Mobilisa, Inc. (NYSE MKT:IDN) (the “Company”), a leader in identity authentication, verification and validation technology solutions, today announced that it had entered into an agreement providing for the repurchase of 979,114 shares of its common stock for $1,096,607 from former President and CEO Nelson Ludlow and former Senior Vice President, Bonnie Ludlow. The Company action came following the approval of a resolution by the Board of Directors on February 23, 2016 to repurchase the Company’s stock. The parties expect the transaction to close on or before March 4, 2016.

“Our agreement to purchase these shares demonstrates our confidence in the future of our Company and the growing traction of our industry-leading identification authentication technology solutions in key markets,” said Dr. William Roof, Intellicheck CEO.

As part of the repurchase agreement, the Company also received rent abatement on the Port Townsend, Washington office lease, which is due to expire in August 2017. The move marks the last step in the Company’s closing out of its operations in Port Townsend, Washington. In October of last year, the Company announced relocation of its headquarters to the New York City metropolitan area. The Company’s anticipated new Pacific Northwest location will improve the Company’s proximate access to major clients, further market opportunities and air transportation.

Under terms of the lease amendment agreement, the lease payment will be reduced by $50,000 over the term of the lease, with building vacation planned prior to April 1, 2016. As noted in the Company’s periodic filings including its 10-K and Proxy Statement, the Company leases office space in Port Townsend from Eagle Coast, LLC, an entity that is wholly-owned by Nelson and Bonnie Ludlow.

“We are actively examining new location opportunities in Washington State that will best help us achieve our strategic goals. Strengthening our competitive presence will continue to fuel product traction and revenue growth at a time when there is significant, increasing demand for products that address key domestic and international security concerns across the markets we serve,” explained Dr. Roof.

Intellicheck’s industry leading identity authentication, verification and validation technology solutions scan, authenticate and analyze components of identity documents including driver licenses, military identification cards and other government forms of identification containing magnetic stripe, barcode and smart chip information. The information can be used to provide safety, security and efficiencies across markets including the customers the Company supports in the national defense, law enforcement, retail, hospitality and financial markets. Unlike competitive products, Intellicheck’s technology solutions are unique in their ability to provide accurate, real-time identification authentication and situational awareness on both mobile and existing fixed infrastructures that is fully regulatory compliant. The Company’s robust portfolio of 25 patents includes many pertaining to identification technology.

About Intellicheck Mobilisa

Intellicheck Mobilisa is an industry leader in identity authentication, verification and validation systems. Our technology makes it possible for our customers to enhance the safety and awareness of their facilities and people, improve customer service, and increase operational efficiencies. Founded in 1994, Intellicheck has grown to serve dozens of Fortune 500 companies including retail and financial industry clients, national defense clients at agencies, major seaports, and military bases, police departments, and diverse state and federal government agencies. For more information on Intellicheck Mobilisa, please visit http://www.intellicheck.com/.

Cautionary Statement Regarding Forward Looking Statements

The statements in this press release that are not historical facts may constitute forward looking statements including, without limitation, the statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to general market conditions, development and product commercialization activities, and the success of its research, development and expansion of sales and marketing team, plans and strategies and its ability to protect its intellectual property. These and other risks and uncertainties are identified and described in more detail in Intellicheck Mobilisa’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2014, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Intellicheck Mobilisa undertakes no obligation to publicly update or revise any forward-looking statements.

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Intellicheck Mobilisa

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Sharon Schultz, 302-539-3747

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Investor Relations:

Gar Jackson, 949-873-2789